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                                       EX-99(b)


                                  February 14, 1968


    BE IT RESOLVED by the Board of Trustees of The Northwestern Mutual Life Insurance Company (herein called the "Company") that:

    1. The Company shall and does hereby establish a separate account in accordance with the provisions of Section 206.385 of the Wisconsin Statutes of 1965, as amended by Chapter 338, Wisconsin Laws of 1967 (herein called "Northwestern Mutual Variable Annuity Account A" or "Account A") to facilitate the issuance of such variable annuity contracts as may be eligible for certain Federal income tax benefits under Sections 401 and 403 of the Internal Revenue Code of 1954, as amended, and as may be included in Account A without requiring that Account A be registered under the Investment Company Act of 1940 as such Act, or the rules, regulations or interpretations thereunder may exist on the date hereof or as subsequently amended (herein called "Contracts"); the amounts paid to the Company in connection with the Contracts, less stated amounts as set forth therein, shall be allocated to Account A; the income, if any, and gains or losses, realized or unrealized, of Account A shall be credited to or charged against the amount so allocated to Account A in accordance with the terms and conditions of the Contracts without regard to the other income, gains, or losses of the Company; and the assets thereof shall not be chargeable with any liabilities arising out of any other separate account or any other business of the Company; $50,000,000 offering price of the Contracts or such lesser amount as may be designated by the Chairman of the Board or the President of the Company shall be registered for sale under the Securities Act of 1933; and the officers of the Company are hereby authorized and directed to take all action necessary or desirable to comply with the Securities Act of 1933 and other applicable state and federal laws in connection with offering the Contracts for sale and operation of Account A, including without limitation, the filing of registration statements, and amendments and exhibits thereto, and securing such exemptions from such state and federal laws as they deem advisable.

    2. The Company shall and does hereby establish a separate account in accordance with the provisions of Section 206.385 of the Wisconsin Statutes of 1965 as amended by Chapter 338, Wisconsin Laws of 1967 (herein called "Northwestern Mutual Variable Annuity Account B" or "Account B") to facilitate the issuance of such variable annuity contracts as may be eligible for certain Federal income tax benefits under Sections 401 and 403 of the Internal Revenue Code of 1954, as amended, and the inclusion of which variable annuity contracts in Account B will require that Account B be registered under the Investment Company Act of 1940 (herein called "1940 Act Contracts") provided, however, that nothing contained herein shall preclude use of Account B for Contracts authorized for inclusion in Account A and the officers of the Company are hereby authorized to include in Account B any or all such contracts as they deem desirable (which Contracts, if included in Account B, instead of Account A, are likewise referred to as "1940 Act Contracts"); the amounts paid to the Company

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in connection with the 1940 Act Contracts, less stated amounts as set forth therein, shall be allocated to Account B; the income, if any, and gains or losses, realized or unrealized, of the account shall be credited to or charged against the amount so allocated to Account B in accordance with the terms and conditions of the 1940 Act Contracts without regard to the other income, gains, or losses of the Company and the assets thereof shall not be chargeable with any liabilities arising out of any other separate account or any other business of the Company; amounts paid to the Company in connection with the 1940 Act Contracts and allocated to Account B shall be invested in shares of a diversified open-end management company which shall be organized pursuant to the authority contained hereinafter in these resolutions (herein called the "mutual fund") at the net asset value of such shares, except that other securities may be substituted for the shares of the Mutual Fund as provided in the 1940 Act Contracts, and the Company shall make appropriate arrangements with the Mutual Fund for the purchase by Account B of shares of the Mutual Fund at the net asset value thereof; Account B shall be registered as a unit investment trust under the Investment Company Act of 1940; $50,000,000 offering price of the contracts or such lesser amount as may be designated by the Chairman of the Board or President of the Company shall be registered for sale under the Securities Act of 1933; and the officers of the Company are hereby authorized and directed to take all action necessary or desirable to comply with the Investment Company Act of 1940 and the Securities Act of 1933 and other applicable state and federal laws in connection with offering the 1940 Act Contracts for sale and operation of Account B, including, without limitation, the filing of registration statements, and amendments and exhibits thereto and the securing of such exemptions from such state and federal laws as they deem advisable.

    3. The officers of the Company are authorized and directed to take such action as may be necessary or desirable to organize and establish a corporation (herein called the "mutual fund") under the laws of such state as such officers may determine upon the advise of counsel with authorized capital of not to exceed $100,000,000 to subscribe and acquire, subject to the general direction of the Finance Committee, shares of stock of the Mutual Fund and to cause the Mutual Fund to meet the requirements of the Investment Company Act of 1940 and to operate as a diversified open-end management company as that term is defined in the Investment Company Act of 1940 and a regulated investment company as that term is defined in the Internal Revenue Code of 1954 including, without limitation, the authority, subject to approval of the Finance Committee, to designate Officers or Trustees of the Company as well as other persons who are unaffiliated with the Company, to serve as directors of such Mutual Fund and to vote the shares of stock owned by the Company for such purposes.

    4. The officers of the Company are authorized and directed to take such action as shall be necessary or desirable to organize and establish as a wholly-owned subsidiary of the Company, a corporation under the laws of the State of Wisconsin, which corporation shall have general power to act as principal underwriter for and/or broker-dealer with respect to the variable annuity contracts authorized by these resolutions and the shares of the Mutual Fund in accordance with the conditions and requirements of the Securities Exchange Act of 1934 and other applicable state and federal laws and to act as investment adviser to any separate account established by the Company, to the Mutual Fund or any other investment company, shares of which have been acquired by the Company, including any separate account thereof; to cause such subsidiary corporation to be qualified under applicable state and federal laws to engage in such activities and to join such national securities organizations as they deem advisable; to invest not in excess of $40,000 and such additional amounts as may be authorized, from time to time, by the Finance Committee in the shares of the capital stock of such subsidiary; to cause the designation of such persons as may be selected by the Finance Committee as the initial board of directors of the subsidiary and to make appropriate arrangements with the Company and its agents to qualify such agents as associated persons under the provisions of the Securities Exchange Act of 1934, and to distribute the variable annuity contracts authorized by these resolutions.

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    5.   The Chairman of the Board and President of the Company and other officers of the Company are authorized and directed, under such directions as may be specified, from time to time, by the Executive Committee to execute and deliver such instruments and to do such acts and things as may be necessary or desirable to carry out the purpose and intent of the foregoing resolutions in the form or substantially the form as adopted, including, without limitation, determination of the terms and conditions of the variable annuity contracts authorized by these resolutions; determination of the state or states in which appropriate action shall be taken to obtain the requisite qualification, registration and/or authorization for the sale of such contracts as such officers may deem advisable; performance on behalf of the Company of any and all such acts as they may deem necessary or advisable to comply with applicable securities, insurance and other laws of any such states and in connection therewith to execute and file all requisite documents, including, but not limited to, contracts, applications, reports, surety bonds, and irrevocable consents and appointments of attorneys for service of process; and execution of such contracts on behalf of the Company as may be necessary or desirable to efficiently engage in the sale and distribution of variable annuity contracts including, without limitation, such contracts for custodial, safekeeping, transfer, accounting, legal or disbursing services as may be necessary or desirable. The execution by such officers of any document or the performance of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the documents so executed and the action so taken.

    6. The authority of the Executive Committee, pursuant to the power granted to it under Article V of the By-Laws of the Company, to revise, amend or repeal the foregoing resolutions or any portion thereof and the authority of the Finance Committee, pursuant to the power granted to it under Article VI of the By-Laws of the Company to determine the investment policy for Account A, is hereby confirmed.